EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-1132, 33-3645, 33-58921, 333-166837, and 333-197631) of Avery Dennison Corporation of our report dated June 26, 2019 relating to the financial statements and supplemental schedules of the Avery Dennison Corporation Employee Savings Plan, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 26, 2019